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Ford Reports Third Quarter 2025 Financial Results

- Revenue reached a record $50.5 billion; net income of $2.4 billion and adjusted EBIT was $2.6 billion, both including $0.7 billion of adverse net tariff-related impacts
- Operating cash flow was $7.4 billion; adjusted free cash flow was $4.3 billion
- Company declares a fourth quarter regular dividend of 15 cents per share
- Full-year 2025 guidance includes adjusted EBIT of $6.0 billion to $6.5 billion, adjusted free cash flow of $2.0 billion to $3.0 billion and capital spending of about $9 billion
- Between 2025 and 2026, expected Novelis headwind of $1.0 billion or less
- Novelis-related 2025 adjusted EBIT headwind of $1.5 billion to $2.0 billion, also affecting full-year cash flow; expected to mitigate at least $1.0 billion of adjusted EBIT in 2026

DEARBORN, Mich., Oct. 23, 2025 – Ford Motor Co. (NYSE: F) today announced its third-quarter 2025 financial results.

"Ford posted another strong quarter, delivering more than $50 billion in revenue powered by our incredible products and services, the durability of Ford Pro and our disciplined focus on cost and quality," said Jim Farley, Ford president and CEO. "We are heading into 2026 as a stronger and more agile company. We will continue to focus on execution and on quickly making the right strategic calls on propulsion, partnerships and technology that will create tremendous value for our customers."

Added Ford CFO Sherry House: "The strength of our underlying business was evident in our third quarter results. Adjusting for tariffs, year-over-year adjusted EBIT improved by $0.7 billion. Ford is determined to become higher-growth, higher-margin, more capital efficient and durable as we deliver great products, software and physical services to customers around the world."

Total Company Highlights

	Third Quarter			First Nine Months		
	2024	2025	Change	2024	2025	Change
Wholesale Units (000)	1,095	1,156	6 %	3,282	3,312	1 %
GAAP Financial Measures						
Cash Flows from Op. Activities ($B)	$ 5.5	$ 7.4	$ 1.9	$ 12.4	$ 17.4	$ 5.0
Revenue ($B)	46.2	50.5	9 %	136.8	141.4	3 %
Net Income / (Loss) ($B)	0.9	2.4	1.6	4.1	2.9	(1.2)
Net Income / (Loss) Margin (%)	1.9 %	4.8 %	2.9 ppts	3.0 %	2.0 %	(0.9) ppts
EPS (Diluted)	$ 0.22	$ 0.60	$ 0.38	$ 1.01	$ 0.72	$ (0.29)
Non-GAAP Financial Measures						
Company Adj. Free Cash Flow ($B)	$ 3.2	$ 4.3	$ 1.1	$ 5.9	$ 5.7	$ (0.3)
Company Adj. EBIT ($B)	2.6	2.6	—	8.1	5.7	(2.3)
Company Adj. EBIT Margin (%)	5.5 %	5.1 %	(0.4) ppts	5.9 %	4.1 %	(1.8) ppts
Adjusted EPS (Diluted)	$ 0.49	$ 0.45	$ (0.04)	$ 1.46	$ 0.96	$ (0.50)
Adjusted ROIC (Trailing Four Qtrs)	11.4 %	10.1 %	(1.3) ppts			

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The company reported **third-quarter revenue** of $50.5 billion, a 9% increase from the same period a year ago. **Net income** was $2.4 billion and **adjusted earnings before interest and taxes** was $2.6 billion, both reflecting an adverse net tariff-related impact of $0.7 billion.

Cash flow from operations in the third quarter was $7.4 billion and **adjusted free cash flow** was $4.3 billion. At quarter end, Ford had nearly $33 billion in **cash** and $54 billion in **liquidity**.

The company also declared a **fourth-quarter regular dividend** of 15 cents per share, payable on Dec. 1 to shareholders of record at the close of business on Nov. 7.

Business Segment Highlights

	Third Quarter			First Nine Months		
	2024	**2025**	**Change**	**2024**	**2025**	**Change**
Ford Blue Segment						
Wholesales (000)	721	733	2 %	2,088	2,016	(3)%
Revenue ($B)	$ 26.2	$ 28.0	7 %	$ 74.7	$ 74.8	— %
EBIT ($M)	1,624	1,540	$ (84)	3,692	2,297	$ (1,395)
EBIT Margin (%)	6.2 %	5.5 %	(0.7) ppts	4.9 %	3.1 %	(1.9) ppts
Ford Model e Segment						
Wholesales (000)	32	50	57 %	68	141	107 %
Revenue ($B)	$ 1.2	$ 1.8	52 %	$ 2.4	$ 5.4	120 %
EBIT ($M)	(1,231)	(1,410)	$ (179)	(3,708)	(3,588)	$ 120
EBIT Margin (%)	(104.8)%	(79.1)%	25.7 ppts	(151.9)%	(66.7)%	85.2 ppts
Ford Pro Segment						
Wholesales (000)	342	373	9 %	1,125	1,154	3 %
Revenue ($B)	$ 15.7	$ 17.4	11 %	$ 50.7	$ 51.4	1 %
EBIT ($M)	1,813	1,985	$ 172	7,381	5,612	$ (1,769)
EBIT Margin (%)	11.6 %	11.4 %	(0.2) ppts	14.6 %	10.9 %	(3.6) ppts

In the third quarter, **Ford Pro** generated $2 billion in EBIT on $17.4 billion in revenue. Ford Pro paid software subscriptions grew 8% sequentially to 818,000 subscribers, bolstering Ford's ability to better service its commercial customers around the world.

Ford Model e reported a third-quarter EBIT loss of $1.4 billion, with new products in Europe driving revenue and volume growth in the segment.

Ford Blue reported $1.5 billion in EBIT, with revenue growth exceeding the rate of wholesale unit growth.

Ford Credit reported third-quarter earnings before taxes (EBT) of $631 million, a 16% increase compared to a year ago.

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3 Full-Year 2025 Outlook Ford’s underlying business is performing at the high end of the guidance range previously outlined in February, while absorbing a $1.0 billion net tariff headwind. Additionally, between 2025 and 2026, Ford expects the Novelis fire to be a headwind of $1.0 billion or less. Full-year 2025 guidance now reflects: • A 2025 adjusted EBIT headwind of $1.5 billion to $2 billion and an adjusted free cash flow headwind of about $2 billion to $3 billion in the fourth quarter due to the Novelis fire. • That Ford has line of sight to mitigate at least $1.0 billion of the Novelis-related adjusted EBIT headwind in 2026 and is working to improve the situation further. “The Ford team, including myself, have been onsite at the Novelis plant in Oswego, New York,” said Farley. “We are working intensively with Novelis and others to source aluminum that can be processed in the cold rolling section of the plant that remains operational while also working to restore overall plant production. We have made substantial progress in a short time to minimize the impact in 2025 and recover production in 2026.” Additionally, Ford announced plans to create up to 1,000 jobs to increase F-Series production volume to recover losses due to the Novelis fire and fulfill strong customer demand. Ford now anticipates full-year 2025 company adjusted EBIT of $6 billion to $6.5 billion; adjusted free cash flow of $2 billion to $3 billion – the production disruption results in an oversized short- term impact on our working capital, which will reverse next year – and capital expenditures of about $9 billion. Conference Call Details At 5:00 p.m. ET today, Ford and Ford Credit management will hold a conference call to discuss these financial results. For the webcast, click here. It will be available for replay for approximately one week following the call at the same link. Analysts will be able to ask questions on the call. Registration beforehand is strongly recommended to expedite access to the call. # # # About Ford Motor Company Ford Motor Company (NYSE: F) is a global company based in Dearborn, Michigan, committed to helping build a better world, where every person is free to move and pursue their dreams. The company’s Ford+ plan for growth and value creation combines existing strengths, new capabilities, and always-on relationships with customers to enrich experiences for customers and deepen their loyalty. Ford develops and delivers innovative, must-have Ford trucks, sport utility vehicles, commercial vans and cars and Lincoln luxury vehicles, along with connected services. The company offers freedom of choice through three customer-centered business segments: Ford Blue, engineering iconic gas-powered and hybrid vehicles; Ford Model e, inventing breakthrough electric vehicles (“EVs”) along with embedded software that defines always-on digital experiences for all customers; and Ford Pro, helping commercial customers transform and expand their businesses with vehicles and services tailored to their needs. Additionally, the Company provides financial services through Ford Motor Credit Company. Ford employs about 170,000 people worldwide. More information about the company and its products and services is available at corporate.ford.com.

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The following applies to the information throughout this release:

- See tables later in this release for the nature and amount of special items, and reconciliations of the non-GAAP financial measures designated as "adjusted" to the most comparable financial measures calculated in accordance with U.S. generally accepted accounting principles ("GAAP").
- Wholesale unit and production volumes include Ford and Lincoln brand vehicles produced and sold by Ford or our unconsolidated affiliates and Jiangling Motors Corporation ("JMC") brand vehicles produced and sold in China by our unconsolidated affiliate. Revenue does not include vehicles produced and sold by our unconsolidated affiliates. Wholesales and revenue exclude transactions between the Ford Blue, Ford Model e and Ford Pro business segments

Cautionary Note on Forward-Looking Statements

Statements included or incorporated by reference herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

- Ford's long-term success depends on delivering the Ford+ plan, including improving cost and competitiveness;
- Ford's vehicles could be affected by defects that result in recall campaigns, increased warranty costs, or delays in new model launches, and the time it takes to improve the quality of our vehicles and services and reduce the costs associated therewith could continue to have an adverse effect on our business;
- Ford is highly dependent on its suppliers to deliver components in accordance with Ford's production schedule and specifications, and a shortage of or inability to timely acquire key components or raw materials can disrupt Ford's production of vehicles;
- Ford's production, as well as Ford's suppliers' production, and/or the ability to deliver products to consumers could be disrupted by labor issues, public health issues, natural or man-made disasters, adverse effects of climate change, financial distress, production difficulties, capacity limitations, or other factors;

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5 • Ford may not realize the anticipated benefits of existing or pending strategic alliances, joint ventures, acquisitions, divestitures, or business strategies or the benefits may take longer than expected to materialize; • Ford may not realize the anticipated benefits of restructuring actions and such actions may cause Ford to incur significant charges, disrupt our operations, or harm our reputation; • Failure to develop and deploy secure digital services that appeal to customers and grow our subscription rates could have a negative impact on Ford’s business; • Ford’s ability to maintain a competitive cost structure could be affected by labor or other constraints; • Ford’s ability to attract, develop, grow, support, and reward talent is critical to its success and competitiveness; • Operational information systems, security systems, vehicles, and services could be affected by cybersecurity incidents, ransomware attacks, and other disruptions and impact Ford, Ford Credit, their suppliers, and dealers; • To facilitate access to the raw materials and other components necessary for the production of electric vehicles, Ford has entered into and may, in the future, enter into multi-year commitments to raw material and other suppliers that subject Ford to risks associated with lower future demand for such items as well as costs that fluctuate and are difficult to accurately forecast; • With a global footprint and supply chain, Ford’s results and operations could be adversely affected by economic or geopolitical developments, including protectionist trade policies such as tariffs, or other events; • Ford’s new and existing products and digital, software, and physical services are subject to market acceptance and face significant competition from existing and new entrants in the automotive and digital and software services industries, and Ford’s reputation may be harmed based on positions it takes or if it is unable to achieve the initiatives it has announced; • Ford may face increased price competition for its products and services, including pricing pressure resulting from industry excess capacity, currency fluctuations, competitive actions, or economic or other factors, particularly for electric vehicles; • Inflationary pressure and fluctuations in commodity and energy prices, foreign currency exchange rates, interest rates, and market value of Ford or Ford Credit’s investments, including marketable securities, can have a significant effect on results; • Ford’s results are dependent on sales of larger, more profitable vehicles, particularly in the United States; • Industry sales volume can be volatile and could decline if there is a financial crisis, recession, public health emergency, or significant geopolitical event; • The impact of government incentives on Ford’s business could be significant, and Ford’s receipt of government incentives could be subject to reduction, termination, or clawback; • Ford and Ford Credit’s access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, asset portfolios, or other factors; • Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles; • Economic and demographic experience for pension and OPEB plans (e.g., discount rates or investment returns) could be worse than Ford has assumed; • Pension and other postretirement liabilities could adversely affect Ford’s liquidity and financial condition; • Ford and Ford Credit could experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, services, perceived environmental impacts, or otherwise; • Ford may need to substantially modify its product plans and facilities to comply with safety, emissions, fuel economy, autonomous driving technology, environmental, and other regulations;

6 • Ford and Ford Credit could be affected by the continued development of more stringent privacy, data use, data protection, data access, and artificial intelligence laws and regulations as well as consumers’ heightened expectations to safeguard their personal information; and • Ford Credit could be subject to new or increased credit regulations, consumer protection regulations, or other regulations. We cannot be certain that any expectation, forecast, or assumption made in preparing forward- looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake, and expressly disclaim to the extent permitted by law, any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

7 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions, except per share amounts) For the periods ended September 30, 2024 2025 2024 2025 Third Quarter First Nine Months (unaudited) Revenues Company excluding Ford Credit $ 43,069 $ 47,185 $ 127,770 $ 131,550 Ford Credit 3,127 3,349 9,011 9,827 Total revenues 46,196 50,534 136,781 141,377 Costs and expenses Cost of sales 40,168 43,411 117,133 122,844 Selling, administrative, and other expenses 2,456 2,740 7,510 7,877 Ford Credit interest, operating, and other expenses 2,692 2,825 8,150 8,268 Total costs and expenses 45,316 48,976 132,793 138,989 Operating income/(loss) 880 1,558 3,988 2,388 Interest expense on Company debt excluding Ford Credit 272 321 820 906 Other income/(loss), net 114 560 1,240 1,633 Equity in net income/(loss) of affiliated companies 147 21 511 (135) Income/(Loss) before income taxes 869 1,818 4,919 2,980 Provision for/(Benefit from) income taxes (27) (630) 856 88 Net income/(loss) 896 2,448 4,063 2,892 Less: Income/(Loss) attributable to noncontrolling interests 4 1 8 10 Net income/(loss) attributable to Ford Motor Company $ 892 $ 2,447 $ 4,055 $ 2,882 EARNINGS/(LOSS) PER SHARE ATTRIBUTABLE TO FORD MOTOR COMPANY COMMON AND CLASS B STOCK Basic income/(loss) $ 0.22 $ 0.61 $ 1.02 $ 0.72 Diluted income/(loss) 0.22 0.60 1.01 0.72 Weighted-average shares used in computation of earnings/(loss) per share Basic shares 3,976 3,983 3,980 3,977 Diluted shares 4,018 4,048 4,020 4,026

8 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, 2024 September 30, 2025 (unaudited) ASSETS Cash and cash equivalents $ 22,935 $ 26,788 Marketable securities 15,413 15,400 Ford Credit finance receivables, net of allowance for credit losses of $247 and $259 51,850 48,214 Trade and other receivables, less allowances of $84 and $103 14,723 19,199 Inventories 14,951 16,509 Other assets 4,602 4,610 Total current assets 124,474 130,720 Ford Credit finance receivables, net of allowance for credit losses of $617 and $638 59,786 60,147 Net investment in operating leases 22,947 27,045 Net property 41,928 44,735 Equity in net assets of affiliated companies 6,821 5,359 Deferred income taxes 16,375 18,196 Other assets 12,865 14,788 Total assets $ 285,196 $ 300,990 LIABILITIES Payables $ 24,128 $ 27,868 Other liabilities and deferred revenue 27,782 31,152 Debt payable within one year Company excluding Ford Credit 1,756 3,918 Ford Credit 53,193 53,710 Total current liabilities 106,859 116,648 Other liabilities and deferred revenue 28,832 30,961 Long-term debt Company excluding Ford Credit 18,898 17,857 Ford Credit 84,675 86,455 Deferred income taxes 1,074 1,652 Total liabilities 240,338 253,573 EQUITY Common Stock, par value $0.01 per share (4,132 million shares issued of 6 billion authorized) 41 41 Class B Stock, par value $0.01 per share (71 million shares issued of 530 million authorized) 1 1 Capital in excess of par value of stock 23,502 23,847 Retained earnings 33,740 34,186 Accumulated other comprehensive income/(loss) (9,639) (7,873) Treasury stock (2,810) (2,810) Total equity attributable to Ford Motor Company 44,835 47,392 Equity attributable to noncontrolling interests 23 25 Total equity 44,858 47,417 Total liabilities and equity $ 285,196 $ 300,990

9 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the periods ended September 30, 2024 2025 First Nine Months (unaudited) Cash flows from operating activities Net income/(loss) $ 4,063 $ 2,892 Depreciation and tooling amortization 5,636 5,722 Other amortization (1,219) (1,382) Provision for credit and insurance losses 433 477 Pension and other postretirement employee benefits (“OPEB”) expense/(income) 689 277 Equity method investment (earnings)/losses and impairments in excess of dividends received (216) 312 Foreign currency adjustments 296 (2) Net realized and unrealized (gains)/losses on cash equivalents, marketable securities, and other investments 25 (63) Stock compensation 404 409 Provision for/(Benefit from) deferred income taxes (329) (521) Decrease/(Increase) in finance receivables (wholesale and other) (2,739) 2,605 Decrease/(Increase) in accounts receivable and other assets (2,046) (3,677) Decrease/(Increase) in inventory (2,338) (705) Increase/(Decrease) in accounts payable and accrued and other liabilities 9,386 10,631 Other 350 423 Net cash provided by/(used in) operating activities 12,395 17,398 Cash flows from investing activities Capital spending (6,186) (6,031) Acquisitions of finance receivables and operating leases (44,942) (40,033) Collections of finance receivables and operating leases 33,855 34,307 Purchases of marketable securities and other investments (8,501) (7,205) Sales and maturities of marketable securities and other investments 10,611 7,506 Settlements of derivatives (174) (341) Capital contributions to equity method investments (2,200) (442) Returns of capital from equity method investments 25 1,701 Other 3 150 Net cash provided by/(used in) investing activities (17,509) (10,388) Cash flows from financing activities Cash payments for dividends and dividend equivalents (2,522) (2,390) Purchases of common stock (276) — Net changes in short-term debt (1,233) (406) Proceeds from issuance of long-term debt 43,579 36,979 Payments of long-term debt (35,563) (37,541) Other (290) (200) Net cash provided by/(used in) financing activities 3,695 (3,558) Effect of exchange rate changes on cash, cash equivalents, and restricted cash 35 442 Net increase/(decrease) in cash, cash equivalents, and restricted cash $ (1,384) $ 3,894 Cash, cash equivalents, and restricted cash at beginning of period $ 25,110 $ 23,190 Net increase/(decrease) in cash, cash equivalents, and restricted cash (1,384) 3,894 Cash, cash equivalents, and restricted cash at end of period $ 23,726 $ 27,084

SUPPLEMENTAL INFORMATION

The tables below provide supplemental consolidating financial information. Company excluding Ford Credit includes our Ford Blue, Ford Model e, and Ford Pro reportable segments, Corporate Other, Interest on Debt, and Special Items. Eliminations, where presented, primarily represent eliminations of intersegment transactions and deferred tax netting.

Selected Income Statement Information. The following table provides supplemental income statement information (in millions):

	For the period ended September 30, 2025		
	Third Quarter		
	Company excluding Ford Credit	Ford Credit	Consolidated
Revenues	$ 47,185	$ 3,349	$ 50,534
Total costs and expenses	46,151	2,825	48,976
Operating income/(loss)	1,034	524	1,558
Interest expense on Company debt excluding Ford Credit	321	—	321
Other income/(loss), net	466	94	560
Equity in net income/(loss) of affiliated companies	8	13	21
Income/(Loss) before income taxes	1,187	631	1,818
Provision for/(Benefit from) income taxes	(695)	65	(630)
Net income/(loss)	1,882	566	2,448
Less: Income/(Loss) attributable to noncontrolling interests	1	—	1
Net income/(loss) attributable to Ford Motor Company	$ 1,881	$ 566	$ 2,447

	For the period ended September 30, 2025		
	First Nine Months		
	Company excluding Ford Credit	Ford Credit	Consolidated
Revenues	$ 131,550	$ 9,827	$ 141,377
Total costs and expenses	130,721	8,268	138,989
Operating income/(loss)	829	1,559	2,388
Interest expense on Company debt excluding Ford Credit	906	—	906
Other income/(loss), net	1,372	261	1,633
Equity in net income/(loss) of affiliated companies	(171)	36	(135)
Income/(Loss) before income taxes	1,124	1,856	2,980
Provision for/(Benefit from) income taxes	(235)	323	88
Net income/(loss)	1,359	1,533	2,892
Less: Income/(Loss) attributable to noncontrolling interests	10	—	10
Net income/(loss) attributable to Ford Motor Company	$ 1,349	$ 1,533	$ 2,882

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11 Selected Balance Sheet Information. The following tables provide supplemental balance sheet information (in millions): September 30, 2025 Assets Company excluding Ford Credit Ford Credit Eliminations Consolidated Cash and cash equivalents $ 18,024 $ 8,764 $ — $ 26,788 Marketable securities 14,647 753 — 15,400 Ford Credit finance receivables, net — 48,214 — 48,214 Trade and other receivables, net 8,267 10,932 — 19,199 Inventories 16,509 — — 16,509 Other assets 3,330 1,280 — 4,610 Receivable from other segments 1,032 2,263 (3,295) — Total current assets 61,809 72,206 (3,295) 130,720 Ford Credit finance receivables, net — 60,147 — 60,147 Net investment in operating leases 2,066 24,979 — 27,045 Net property 44,400 335 — 44,735 Equity in net assets of affiliated companies 5,227 132 — 5,359 Deferred income taxes 17,721 475 — 18,196 Other assets 12,503 2,285 — 14,788 Receivable from other segments 84 — (84) — Total assets $ 143,810 $ 160,559 $ (3,379) $ 300,990 Liabilities Payables $ 26,953 $ 915 $ — $ 27,868 Other liabilities and deferred revenue 28,613 2,539 — 31,152 Debt payable within one year 3,918 53,710 — 57,628 Payable to other segments 3,295 — (3,295) — Total current liabilities 62,779 57,164 (3,295) 116,648 Other liabilities and deferred revenue 29,451 1,510 — 30,961 Long-term debt 17,857 86,455 — 104,312 Deferred income taxes 1,023 629 — 1,652 Payable to other segments — 84 (84) — Total liabilities $ 111,110 $ 145,842 $ (3,379) $ 253,573

12 Selected Cash Flow Information. The following tables provide supplemental cash flow information (in millions): For the period ended September 30, 2025 First Nine Months Cash flows from operating activities Company excluding Ford Credit Ford Credit Eliminations Consolidated Net income/(loss) $ 1,359 $ 1,533 $ — $ 2,892 Depreciation and tooling amortization 3,847 1,875 — 5,722 Other amortization 40 (1,422) — (1,382) Provision for credit and insurance losses 2 475 — 477 Pension and OPEB expense/(income) 277 — — 277 Equity method investment (earnings)/losses and impairments in excess of dividends received 313 (1) — 312 Foreign currency adjustments 84 (86) — (2) Net realized and unrealized (gains)/losses on cash equivalents, marketable securities, and other investments (37) (26) — (63) Stock compensation 394 15 — 409 Provision for/(Benefit from) deferred income taxes (768) 247 — (521) Decrease/(Increase) in finance receivables (wholesale and other) — 2,605 — 2,605 Decrease/(Increase) in intersegment receivables/payables (73) 73 — — Decrease/(Increase) in accounts receivable and other assets (3,569) (108) — (3,677) Decrease/(Increase) in inventory (705) — — (705) Increase/(Decrease) in accounts payable and accrued and other liabilities 10,360 271 — 10,631 Other 307 116 — 423 Interest supplements and residual value support to Ford Credit (2,797) 2,797 — — Net cash provided by/(used in) operating activities $ 9,034 $ 8,364 $ — $ 17,398 Cash flows from investing activities Capital spending $ (5,943) $ (88) $ — $ (6,031) Acquisitions of finance receivables and operating leases — (40,033) — (40,033) Collections of finance receivables and operating leases — 34,307 — 34,307 Purchases of marketable securities and other investments (6,892) (313) — (7,205) Sales and maturities of marketable securities and other investments 7,214 292 — 7,506 Settlements of derivatives 109 (450) — (341) Capital contributions to equity method investments (442) — — (442) Returns of capital from equity method investments 1,701 — — 1,701 Other 150 — — 150 Investing activity (to)/from other segments 1,050 — (1,050) — Net cash provided by/(used in) investing activities $ (3,053) $ (6,285) $ (1,050) $ (10,388) Cash flows from financing activities Cash payments for dividends and dividend equivalents $ (2,390) $ — $ — $ (2,390) Purchases of common stock — — — — Net changes in short-term debt 310 (716) — (406) Proceeds from issuance of long-term debt 1,372 35,607 — 36,979 Payments of long-term debt (965) (36,576) — (37,541) Other (118) (82) — (200) Financing activity to/(from) other segments — (1,050) 1,050 — Net cash provided by/(used in) financing activities $ (1,791) $ (2,817) $ 1,050 $ (3,558) Effect of exchange rate changes on cash, cash equivalents, and restricted cash $ 193 $ 249 $ — $ 442

13 Non-GAAP Financial Measures That Supplement GAAP Measures We use both GAAP and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. The non-GAAP measures listed below are intended to be considered by users as supplemental information to their equivalent GAAP measures, to aid investors in better understanding our financial results. We believe that these non-GAAP measures provide useful perspective on underlying operating results and trends, and a means to compare our period-over- period results. These non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similarly titled measures used by other companies due to possible differences in method and in items or events being adjusted. • Company Adjusted EBIT (Most Comparable GAAP Measure: Net income / (Loss) attributable to Ford) – Earnings Before Interest and Taxes (EBIT) excludes interest on debt (excluding Ford Credit Debt), taxes and pre-tax special items. This non-GAAP measure is useful to management and investors because it focuses on underlying operating results and trends, and improves comparability of our period-over-period results. Our management excludes special items from its review of the results of the operating segments for purposes of measuring segment profitability and allocating resources. Pre-tax special items consist of (i) pension and OPEB remeasurement gains and losses, (ii) significant personnel expenses, supplier- and dealer-related costs, and facility-related charges stemming from our efforts to match production capacity and cost structure to market demand and changing model mix, and (iii) other items that we do not generally consider to be indicative of earnings from ongoing operating activities. When we provide guidance for adjusted EBIT, we do not provide guidance on a net income basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty, including gains and losses on pension and OPEB remeasurements and on investments in equity securities. • Company Adjusted EBIT Margin (Most Comparable GAAP Measure: Company Net Income / (Loss) Margin) – Company Adjusted EBIT Margin is Company Adjusted EBIT divided by Company revenue. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. • Adjusted Earnings / (Loss) Per Share (Most Comparable GAAP Measure: Earnings / (Loss) Per Share) – Measure of Company’s diluted net earnings / (loss) per share adjusted for impact of pre-tax special items (described above), tax special items and restructuring impacts in noncontrolling interests. The measure provides investors with useful information to evaluate performance of our business excluding items not indicative of earnings from ongoing operating activities. When we provide guidance for adjusted earnings / (loss) per share, we do not provide guidance on an earnings / (loss) per share basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Adjusted Effective Tax Rate (Most Comparable GAAP Measure: Effective Tax Rate) – Measure of Company’s tax rate excluding pre-tax special items (described above) and tax special items. The measure provides an ongoing effective rate which investors find useful for historical comparisons and for forecasting. When we provide guidance for adjusted effective tax rate, we do not provide guidance on an effective tax rate basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Company Adjusted Free Cash Flow (FCF) (Most Comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities) – Measure of Company’s operating cash flow excluding Ford Credit’s operating cash flows. The measure contains elements management considers operating activities, including Company excluding Ford Credit capital spending, Ford Credit distributions to its parent, and settlement of derivatives. The measure excludes cash outflows for funded pension contributions, restructuring actions, and other items that are considered operating cash flows under GAAP. This measure is useful to management and investors because it is consistent with management’s assessment of the Company’s operating cash flow performance. When we provide guidance for Company Adjusted FCF, we do not provide guidance for net cash provided by / (used in) operating activities because the GAAP measure will include items that are difficult to quantify or predict with reasonable certainty, including cash flows related to the Company's exposures to foreign currency exchange rates and certain commodity prices (separate from any related hedges), Ford Credit's operating cash flows, and cash flows related to special items, including separation payments, each of which individually or in the aggregate could have a significant impact to our net cash provided by / (used in) our operating activities. • Adjusted ROIC – Calculated as the sum of adjusted net operating profit / (loss) after-cash tax from the last four quarters, divided by the average invested capital over the last four quarters. This calculation provides management and investors with useful information to evaluate the Company’s after-cash tax operating return on its invested capital for the period presented. Adjusted net operating profit / (loss) after-cash tax measures operating results less special items, interest on debt (excluding Ford Credit Debt), and certain pension / OPEB costs. Average invested capital is the sum of average balance sheet equity, debt (excluding Ford Credit Debt), and net pension / OPEB liability.

14 Note: Calculated results may not sum due to rounding Net Income / (Loss) Reconciliation to Adjusted EBIT ($M) Third Quarter First Nine Months Memo: 2024 2025 2024 2025 FY 2024 Net Income / (Loss) Attributable to Ford (GAAP) $ 892 $ 2,447 $ 4,055 $ 2,882 $ 5,879 Income / (Loss) Attributable to Noncontrolling Interests 4 1 8 10 15 Net Income / (Loss) $ 896 $ 2,448 $ 4,063 $ 2,892 $ 5,894 Less: (Provision For) / Benefit From Income Taxes 27 630 (856) (88) (1,339) Income / (Loss) Before Income Taxes $ 869 $ 1,818 $ 4,919 $ 2,980 $ 7,233 Less: Special Items Pre-Tax (1,409) (447) (2,331) (1,859) (1,860) Income / (Loss) Before Special Items Pre-Tax $ 2,278 $ 2,265 $ 7,250 $ 4,839 $ 9,093 Less: Interest on Debt (272) (321) (820) (906) (1,115) Adjusted EBIT (Non-GAAP) $ 2,550 $ 2,586 $ 8,070 $ 5,745 $ 10,208 Memo: Revenue ($B) $ 46.2 $ 50.5 $ 136.8 $ 141.4 $ 185.0 Net Income / (Loss) Margin (GAAP) (%) 1.9% 4.8% 3.0% 2.0% 3.2 % Adjusted EBIT Margin (Non-GAAP) (%) 5.5% 5.1% 5.9% 4.1% 5.5 % Earnings / (Loss) Per Share Reconciliation To Adjusted Earnings / (Loss) Per Share Third Quarter First Nine Months 2024 2025 2024 2025 Diluted After-Tax Results ($M) Diluted After-Tax Results (GAAP) $ 892 $ 2,447 $ 4,055 $ 2,882 Less: Impact of Pre-Tax and Tax Special Items (1,066) 627 (1,798) (989) Adjusted Net Income / (Loss) – Diluted (Non-GAAP) $ 1,958 $ 1,820 $ 5,853 $ 3,871 Basic and Diluted Shares (M) Basic Shares (Average Shares Outstanding) 3,976 3,983 3,980 3,977 Net Dilutive Options, Unvested Restricted Stock Units, Unvested Restricted Stock Shares, and Convertible Debt 42 65 40 49 Diluted Shares 4,018 4,048 4,020 4,026 Earnings / (Loss) Per Share – Diluted (GAAP) $ 0.22 $ 0.60 $ 1.01 $ 0.72 Less: Net Impact of Adjustments (0.27) 0.15 (0.45) (0.24) Adjusted Earnings Per Share – Diluted (Non-GAAP) $ 0.49 $ 0.45 $ 1.46 $ 0.96

Effective Tax Rate Reconciliation To Adjusted Effective Tax Rate

	2025 Q3	2025 First Nine Months	Memo: Full Year 2024
Pre-Tax Results ($M)			
Income / (Loss) Before Income Taxes (GAAP)	$ 1,818	$ 2,980	$ 7,233
Less: Impact of Special Items	(447)	(1,859)	(1,860)
Adjusted Earnings Before Taxes (Non-GAAP)	$ 2,265	$ 4,839	$ 9,093
Taxes ($M)			
(Provision For) / Benefit From Income Taxes (GAAP)	$ 630	$ (88)	$ (1,339)
Less: Impact of Special Items	1,074	870	323
Adjusted (Provision For) / Benefit From Income Taxes (Non-GAAP)	$ (444)	$ (958)	$ (1,662)
Tax Rate (%)			
Effective Tax Rate (GAAP)	(34.7)%	3.0 %	18.5 %
Adjusted Effective Tax Rate (Non-GAAP)	19.6 %	19.8 %	18.3 %

Net Cash Provided By / (Used In) Operating Activities Reconciliation To Company Adjusted Free Cash Flow ($M)

	2024 Q1		2024 Q2	2024 Q3	2024 Q4	2025 Q1	2025 Q2	2025 Q3	First Nine Months 2024	First Nine Months 2025
Net Cash Provided By / (Used In) Operating Activities (GAAP)	$ 1,385		$ 5,508	$ 5,502	$ 3,028	$ 3,679	$ 6,317	$ 7,402	$12,395	$17,398
Less: Items Not Included in Company Adjusted Free Cash Flows										
Ford Credit Operating Cash Flows	1,181		685	1,296	438	4,106	2,517	1,741	3,162	8,364
Funded Pension Contributions	(550)		(83)	(334)	(106)	(234)	(281)	(187)	(967)	(702)
Restructuring (Including Separations) (a)	(176)		(289)	(226)	(108)	(163)	(46)	(22)	(691)	(231)
Ford Credit Tax Payments / (Refunds) Under Tax Sharing Agreement	(33)		—	—	18	—	—	—	(33)	—
Other, Net	(608)	(b)	4	14	(287)	(141)	(144)	(189)	(590)	(474)
Add: Items Included in Company Adjusted Free Cash Flows										
Company Excluding Ford Credit Capital Spending	(2,073)		(2,078)	(1,970)	(2,469)	(1,790)	(2,054)	(2,099)	(6,121)	(5,943)
Ford Credit Distributions	—		150	175	175	200	500	350	325	1,050
Settlement of Derivatives	23		(26)	230	(52)	1	109	(1)	227	109
Company Adjusted Free Cash Flow (Non-GAAP)	$ (479)		$ 3,237	$ 3,187	$ 727	$(1,478)	$ 2,826	$ 4,309	$ 5,945	$ 5,657

- Restructuring excludes cash flows reported in investing activities
- Includes a $365M settlement payment for the Transit Connect customs matter

15

16 Adjusted ROIC ($B) Four Quarters Ending Q3 2024 Four Quarters Ending Q3 2025 Adjusted Net Operating Profit / (Loss) After Cash Tax Net Income / (Loss) Attributable to Ford $ 3.5 $ 4.7 Add: Noncontrolling Interest 0.0 0.0 Less: Income Tax 0.5 (0.6) Add: Cash Tax (1.3) (0.6) Less: Interest on Debt (1.2) (1.2) Less: Total Pension / OPEB Income / (Cost) (2.7) 0.3 Add: Pension / OPEB Service Costs (0.6) (0.5) Net Operating Profit / (Loss) After Cash Tax $ 5.1 $ 5.2 Less: Special Items (excl. Pension / OPEB) Pre-Tax (2.8) (2.0) Adj. Net Operating Profit / (Loss) After Cash Tax $ 8.0 $ 7.2 Invested Capital Equity $ 44.3 $ 47.4 Debt (excl. Ford Credit) 20.6 21.8 Net Pension and OPEB Liability 5.9 4.0 Invested Capital (End of Period) $ 70.8 $ 73.2 Average Invested Capital $ 69.7 $ 70.9 ROIC (a) 7.4% 7.3 % Adjusted ROIC (Non-GAAP) (b) 11.4% 10.1% • Calculated as the sum of net operating profit / (loss) after cash tax from the last four quarters, divided by the average invested capital over the last four quarters • Calculated as the sum of adjusted net operating profit / (loss) after cash tax from the last four quarters, divided by the average invested capital over the last four quarters

Special Items ($B)

	Third Quarter 2024	Third Quarter 2025	First Nine Months 2024	First Nine Months 2025
<u>Restructuring (by Geography)</u>				
Europe	$ (0.1)	$ (0.3)	$ (0.7)	$ (0.4)
North America Hourly Buyouts	—	—	(0.3)	—
Subtotal Restructuring	$ (0.1)	$ (0.3)	$ (0.9)	$ (0.4)
<u>Other Items</u>				
Fuel Injector Field Service Action	$ —	$ (0.0)	$ —	$ (0.6)
EV Program Cancellation	(1.0)	(0.0)	(1.0)	(0.4)
Ford Share of Equity Method Investment's Asset Impairments / Other	—	(0.1)	—	(0.3)
Ford Share of BlueOval SK's Asset Write Down / Other	—	(0.0)	—	(0.2)
EV Program Dispute	0.0	—	0.0	—
Extended Oakville Assembly Plant Changeover	—	—	(0.2)	—
Other	(0.0)	—	0.0	—
Subtotal Other Items	$ (1.0)	$ (0.1)	$ (1.2)	$ (1.4)
<u>Pension and OPEB Gain / (Loss)</u>				
Pension and OPEB Remeasurement	$ (0.2)	$ —	$ 0.0	$ 0.0
Pension Settlements, Curtailments and Separations Costs	(0.2)	(0.0)	(0.2)	(0.0)
Subtotal Pension and OPEB Gain / (Loss)	$ (0.3)	$ (0.0)	$ (0.2)	$ (0.0)
Total EBIT Special Items	$ (1.4)	$ (0.4)	$ (2.3)	$ (1.9)

17

18 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions) For the periods ended September 30, 2024 2025 2024 2025 Third Quarter First Nine Months (unaudited) Financing revenue Operating leases $ 1,065 $ 1,245 $ 3,112 $ 3,552 Retail financing 1,458 1,571 4,113 4,620 Dealer financing 724 642 2,170 1,972 Other financing 44 43 127 126 Total financing revenue 3,291 3,501 9,522 10,270 Depreciation on vehicles subject to operating leases (600) (626) (1,823) (1,834) Interest expense (1,878) (1,802) (5,623) (5,351) Net financing margin 813 1,073 2,076 3,085 Other revenue Insurance premiums earned 42 40 120 130 Fee based revenue and other 30 30 110 77 Total financing margin and other revenue 885 1,143 2,306 3,292 Expenses Operating expenses 336 463 1,022 1,259 Provision for credit losses 99 135 282 389 Insurance expenses 17 22 144 86 Total expenses 452 620 1,448 1,734 Other income/(loss), net 111 108 355 298 Income before income taxes 544 631 1,213 1,856 Provision for/(Benefit from) income taxes 51 65 231 323 Net income $ 493 $ 566 $ 982 $ 1,533

19 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, 2024 September 30, 2025 (unaudited) ASSETS Cash and cash equivalents $ 9,272 $ 8,764 Marketable securities 706 753 Finance receivables, net Retail installment contracts, dealer financing, and other financing 114,069 111,962 Finance leases 7,881 8,751 Total finance receivables, net of allowance for credit losses of $864 and $897 121,950 120,713 Net investment in operating leases 21,689 24,979 Notes and accounts receivable from affiliated companies 836 882 Derivative financial instruments 784 1,597 Other assets 3,055 3,646 Total assets $ 158,292 $ 161,334 LIABILITIES Accounts payable Customer deposits, dealer reserves, and other $ 961 $ 915 Affiliated companies 723 808 Total accounts payable 1,684 1,723 Debt 137,868 140,165 Deferred income taxes 364 629 Derivative financial instruments 1,992 1,072 Other liabilities and deferred revenue 2,627 3,028 Total liabilities 144,535 146,617 SHAREHOLDER’S INTEREST Shareholder’s interest 5,166 5,166 Accumulated other comprehensive income/(loss) (1,217) (740) Retained earnings 9,808 10,291 Total shareholder’s interest 13,757 14,717 Total liabilities and shareholder’s interest $ 158,292 $ 161,334

20 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the periods ended September 30, 2024 2025 First Nine Months (unaudited) Cash flows from operating activities Net income $ 982 $ 1,533 Provision for credit losses 282 389 Depreciation and amortization 2,291 2,350 Amortization of upfront interest supplements (1,746) (1,932) Net change in deferred income taxes 28 247 Net change in other assets (365) (136) Net change in other liabilities 365 318 All other operating activities 195 130 Net cash provided by/(used in) operating activities 2,032 2,899 Cash flows from investing activities Purchases of finance receivables (32,952) (27,913) Principal collections of finance receivables 28,629 30,282 Purchases of operating lease vehicles (8,533) (10,282) Proceeds from termination of operating lease vehicles 5,669 5,017 Net change in wholesale receivables and other short-duration receivables (2,770) 2,635 Purchases of marketable securities and other investments (168) (313) Proceeds from sales and maturities of marketable securities and other investments 249 292 Settlements of derivatives (401) (450) All other investing activities (61) (88) Net cash provided by/(used in) investing activities (10,338) (820) Cash flows from financing activities Proceeds from issuances of long-term debt 43,473 35,607 Payments of long-term debt (35,453) (36,576) Net change in short-term debt (1,520) (716) Cash distributions to parent (325) (1,050) All other financing activities (117) (82) Net cash provided by/(used in) financing activities 6,058 (2,817) Effect of exchange rate changes on cash, cash equivalents, and restricted cash 32 249 Net increase/(decrease) in cash, cash equivalents and restricted cash $ (2,216) $ (489) Cash, cash equivalents, and restricted cash at beginning of period $ 10,795 $ 9,360 Net increase/(decrease) in cash, cash equivalents, and restricted cash (2,216) (489) Cash, cash equivalents, and restricted cash at end of period $ 8,579 $ 8,871